EXHIBIT (99.7)
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AT THE TRUST:    AT THE FINANCIAL RELATIONS BOARD:

Karen Dickelman  Tony Ebersole         Georgeanne Palffy
Investor         General Information   Analyst Inquiries
Relations        312 640-6728          312 640-6768
312 683-3671
www.banyanreit.com
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FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 6, 1999




                     BANYAN STRATEGIC REALTY TRUST
             DECLARES THIRD QUARTER 1999 CASH DISTRIBUTION



CHICAGO, October 6, 1999 - Banyan Strategic Realty Trust (Nasdaq:BSRTS) today declared a quarterly cash distribution of $0.12 per share for the third quarter ended September 30, 1999. The distribution is payable November 22, 1999 to shareholders of record as of October 22, 1999.

Banyan Strategic Realty Trust is an equity real estate investment trust
(REIT) with a portfolio that includes primarily flex/industrial and suburban office buildings, as well as retail and residential properties. The Trust's current portfolio includes 32 properties totaling 3.7 million net rentable square feet and 864 apartment units. The Trust currently has 13,509,893 shares of beneficial interest outstanding.

See Banyan's website at http://banyanreit.com for additional company information.

Further information regarding Banyan can also be found free of charge via fax by dialing 1/800-PRO-INFO and enter BSRTS.








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